UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 25th Floor

New York, NY 10004

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of Asset Purchase Agreement

On May 17, 2017 (the “Closing Date”), First Capital Real Estate Trust Incorporated, a Maryland corporation (“First Capital”), and its operating partnership, First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“First Capital OP,” and, together with First Capital, the “First Capital Parties”), completed an initial closing (the “Initial Closing”) of the disposition of certain real estate interests pursuant to an Interest Contribution Agreement (the “Contribution Agreement”) entered into with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and its subsidiary FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“PhotoMedex OP,” and, together with PhotoMedex, the “PhotoMedex Parties”), on March 31, 2017. The PhotoMedex Parties and the First Capital Parties are referred to in this Current Report on Form 8-K as the “Parties.”

In the Initial Closing, First Capital OP transferred or agreed to transfer to PhotoMedex OP approximately $10 million of real estate interests (the “Contributed Assets”), consisting of the following:

•	three vacant land sites slated for development as gas stations located in northern California,

•	a 75% interest in a limited liability company that owns a vacant land site slated for development as a gas station, located in Northern California; and

•	an interest in a limited liability company which owns property located in Los Lunas, New Mexico being developed as a single family residential development (the “Avalon Property”). As described below, First Capital had agreed to transfer its 17.9133% interest in this limited liability company (the “Avalon Interest”) within 30 days following the Initial Closing.

Pursuant to the terms and conditions of an Agreement to Waive Closing Deliverables by and among the Parties, dated as of May 17, 2017, the First Capital Parties agreed to deliver the Avalon Interest to PhotoMedex OP, in up to two installments (the “Installments”), on or before the 30th calendar day following the Initial Closing (the “Delivery Deadline”). (A copy of the Agreement to Waive Closing Deliverables is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by PhotoMedex filed with the SEC on May 19, 2017 (the “PhotoMedex Form 8-K”) and is incorporated herein by reference.) The first of the Installments, a 6% interest in the Avalon Property, is to be delivered to PhotoMedex OP as soon as practicable following the Initial Closing but in any event prior to the Delivery Deadline. Notwithstanding that First Capital OP did not complete the transfer of the Avalon Interest to PhotoMedex OP at the Initial Closing, the Parties agreed that PhotoMedex OP would be entitled to all economic benefits of ownership of the Avalon Interest (as if PhotoMedex OP were First Capital OP) from and after the date of the Initial Closing.

In exchange for the Contributed Assets, PhotoMedex issued to First Capital OP 879,234 duly authorized, fully paid and non-assessable shares of the common stock, par value $0.01 per share, of PhotoMedex (“PhotoMedex Common Stock”), which represented approximately 19.9% of the issued and outstanding shares of PhotoMedex Common Stock immediately prior to the Initial Closing, at a Per Share Value (defined below) of $2.5183, or $2,214,175 in the aggregate. These shares of PhotoMedex Common Stock are restricted and unregistered.

PhotoMedex issued the remaining $7,785,828 of the approximately $10 million consideration to First Capital OP in the form of 123,668 shares of newly designated non-voting Series A Convertible Preferred Stock, par value $0.01 per share, of PhotoMedex (“PhotoMedex Series A Stock”). Each share of PhotoMedex Series A Stock is convertible into 25 shares of PhotoMedex Common Stock, subject to the prior satisfaction of certain conditions, including approval by the stockholders of PhotoMedex in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”). To obtain that approval, PhotoMedex will be required to hold a special or annual stockholders meeting at which the stockholders of PhotoMedex will vote upon the proposed convertibility of the PhotoMedex Series A Stock after PhotoMedex files with the SEC and mails to its stockholders a proxy statement relating to the meeting. The shares of PhotoMedex Series A Stock are restricted and unregistered. (A copy of the Certificate of Designation of the PhotoMedex Series A Stock is attached as Exhibit 3.1 to the PhotoMedex Form 8-K and is incorporated herein by reference.)

The number of shares of PhotoMedex Common Stock issued to First Capital OP and to be issued upon conversion of the PhotoMedex Series A Stock was determined by dividing the $10 million value of the Contributed Assets by $2.5183, a specified price per share value which represents a 7.5% premium above the volume-weighted average price (or VWAP) of all on-exchange transactions in PhotoMedex Common Stock executed on Nasdaq during the 43 trading days prior to the trading day immediately prior to the public announcement of the transaction by First Capital and PhotoMedex, as reported by Bloomberg L.P. (the “Per Share Value”). The shares of PhotoMedex Common Stock both issued to First Capital OP and issuable upon the conversion of the PhotoMedex Series A Stock carry registration rights as specified in a Registration Rights Agreement dated May 17, 2017. (A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to the PhotoMedex Form 8-K and is incorporated herein by reference. Neither First Capital nor First Capital OP is a party to that agreement.)

At the Initial Closing, the PhotoMedex Parties assumed the liabilities associated with the Contributed Assets that were delivered, including an installment note dated April 7, 2015 made by First Capital Real Estate Investments, LLC (“FCREI”), in favor of George Zambelli (“Zambelli”) in the original principal amount of $470,292, which is secured by a Long Form Deed of Trust and Assignment of Rents dated April 7, 2015 between FCREI, as Trustor, Fidelity National Title Company, as Trustee, and Zambelli, as Beneficiary, relating to one of the gas station properties. Suneet Singal, First Capital’s chief executive officer, chairman of the board of directors, secretary and treasurer, is the managing member of FCREI.

PhotoMedex also assumed the obligations of First Capital OP and its affiliates under certain agreements covering the delivered Contributed Assets, including (i) an Operating Agreement of Central Valley Gas Station Development, LLC, a Delaware limited liability company, dated January 28, 2013, and all amendments thereto; (ii) the Operating Agreement of Avalon Jubilee, LLC, a New Mexico limited liability company dated as of May 16, 2012, and all amendments thereto; (iii) a Development Services Agreement dated September 15, 2015 by and between UR-FC Contributed Assets, LLC, a Delaware limited liability company, as owner, and Land Strategies, LLC, a Nevada limited liability company, as Developer, with respect to real property owned by Avalon Jubilee, LLC; and (iv) a Construction Contract dated November 19, 2014 between Central Valley Gas Stations Development, LLC, as owner, and First Capital Builders, LLC, as Contractor, with respect to the project known commonly as Green Sands and Buhach Rd., Atwater, California. PhotoMedex OP expects to enter into amended operating agreements with respect to some or all of these entities. FCREI is a co-managing member of First Capital Builders, LLC.

Additionally, PhotoMedex assumed those ancillary agreements, commitments and obligations with respect to the delivered Contributed Assets specified in that certain Assignment and Assumption Agreement by and between the PhotoMedex Parties and the First Capital Parties dated as of May 17, 2017. (A copy of the Assignment and Assumption Agreement is attached as Exhibit 10.3 to the PhotoMedex Form 8-K and is incorporated herein by reference.)

As a condition to the Initial Closing, First Capital, PhotoMedex, certain existing shareholders of PhotoMedex and certain entities who may become shareholders of PhotoMedex as a result of the transactions contemplated by the Contribution Agreement have entered into a Lock-Up and Resale Restriction Agreement effective as of May 17, 2017, pursuant to which such shareholders of PhotoMedex have agreed to certain restrictions on transfer of the securities of PhotoMedex that they hold. (A copy of the Lock-Up and Resale Restriction Agreement is attached as Exhibit 10.4 to the PhotoMedex Form 8-K and is incorporated herein by reference.)

In connection with the Initial Closing, Mr. Singal was appointed as chief executive officer of PhotoMedex and became a member of its board of directors. Stephen M. Johnson resigned as Chief Financial Officer of First Capital to become chief financial officer of PhotoMedex.

The foregoing discussion of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Contribution Agreement, which is incorporated herein by reference to Exhibit 10.1 to First Capital’s Current Report on Form 8-K filed with the SEC on April 3, 2017.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen M. Johnson as Chief Financial Officer

On May 16, 2017, Stephen M. Johnson resigned from his role as chief financial officer of First Capital, effective immediately, to become the chief financial officer of PhotoMedex, in connection with the Initial Closing.

Item 8.01.	Other Events

On May 22, 2017, First Capital issued a press release announcing the contribution of the Contributed Assets to PhotoMedex on the Closing Date, the appointment of Mr. Singal as the chief executive officer of PhotoMedex and the resignation of Mr. Johnson as the Chief Financial Officer of First Capital and his appointment as the chief financial officer of PhotoMedex. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.1

Agreement to Waive Closing Deliverables, dated as of May 17, 2017, by and among First Capital OP, First Capital, PhotoMedex OP and PhotoMedex. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

10.2

Assignment and Assumption Agreement, dated as of May 17, 2017, by and among First Capital OP, First Capital, PhotoMedex OP and PhotoMedex. (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

10.3

Lock-Up and Resale Restriction Agreement, dated as of May 17, 2017, by and among PhotoMedex, First Capital, FCREI, FC Borrower LLC and the individual holders named therein. (Incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

99.1	Press Release, dated May 22, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K, the press release included as an exhibit hereto, and any statements of officers or representatives of First Capital or its affiliates related thereto, contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to First Capital’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of First Capital’s management and are subject to significant risks and uncertainties, including those detailed in First Capital’s filings with the SEC. Actual results (including, without limitation, the planned acquisitions of interests in certain properties) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond First Capital’s control). First Capital undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Among the statements in such documents that may be deemed to be forward-looking statements are the statements relating to the delivery of the Avalon Interest, statements regarding the approval by PhotoMedex’s stockholders of the convertibility of the PhotoMedex Series A Stock and statements relating to the future performance of the business of First Capital set forth in quotes in the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, First Capital has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: May 22, 2017	By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer, Chairman of the Board of Directors, Secretary and Treasurer

EXHIBIT INDEX

Exhibits

10.1

Agreement to Waive Closing Deliverables, dated as of May 17, 2017, by and among First Capital OP, First Capital, PhotoMedex OP and PhotoMedex. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

10.2

Assignment and Assumption Agreement, dated as of May 17, 2017, by and among First Capital OP, First Capital, PhotoMedex OP and PhotoMedex. (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

10.3

Lock-Up and Resale Restriction Agreement, dated as of May 17, 2017, by and among PhotoMedex, First Capital, FCREI, FC Borrower LLC and the individual holders named therein. (Incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K of PhotoMedex dated May 17, 2017.)

99.1	Press Release, dated May 22, 2017.